Exhibit 10.5.2

LENDER JOINDER AGREEMENT

THIS LENDER JOINDER AGREEMENT (this “Agreement”) dated as of September 20, 2012 to the Credit Agreement referenced below is by and among CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (the “New Lender”), SABRA HEALTH CARE LIMITED PARTNERSHIP (the “Parent Borrower”), the other Subsidiaries which are “Borrowers” thereunder (collectively with the Parent Borrower, the “Borrowers”), the Guarantors, the Lenders and Bank of America, N. A., as Administrative Agent. All of the defined terms of the Credit Agreement are incorporated herein by reference.

W I T N E S S E T H

WHEREAS, pursuant to that Credit Agreement dated as of November 3, 2010 (as amended and modified from time to time, the “Credit Agreement”), by and among the Borrowers, SABRA HEALTH CARE REIT, Inc. (the “REIT Guarantor”), the other Guarantors party thereto, the Lenders and Bank of America, N. A., as Administrative Agent, the Lenders have agreed to provide the Borrowers with a revolving credit facility;

WHEREAS, pursuant to Section 2.01(d) of the Credit Agreement, the Borrowers have requested that the New Lender provide an additional Revolving Commitment under the Credit Agreement; and

WHEREAS, the New Lender has agreed to provide the additional Revolving Commitment on the terms and conditions set forth herein and to become a “Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The New Lender hereby agrees to provide Commitments to the Borrowers in the amounts set forth on Schedule 2.01 to the Credit Agreement as attached hereto. The Revolving Commitment Percentage of the New Lender shall be as set forth on Schedule 2.01.

2. The New Lender shall be deemed to have purchased without recourse a risk participation from the L/C Issuer in all Letters of Credit issued or existing under the Credit Agreement (including Existing Letters of Credit) and the obligations arising thereunder in an amount equal to its pro rata share of the obligations under such Letters of Credit (based on the Revolving Commitment Percentages of the Lenders as set forth on Schedule 2.01 as attached hereto), and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the L/C Issuer therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit.

3. The New Lender (a) represents and warrants that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of business and that it will make or acquire Loans for its own account in the ordinary course of business, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the

Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that, as of the date hereof, the New Lender shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents, (iii) perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a “Lender” under the Credit Agreement and (iv) shall have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

4. Each of the Borrowers agree that, as of the date hereof, the New Lender shall (i) be a party to the Credit Agreement and the other Credit Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Credit Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Credit Documents.

5. The address of the New Lender for purposes of all notices and other communications is Credit Agricole Corporate and Investment Bank, 1301 Avenue of the Americas, New York, NY 10019, Attention of David Christiansen (Facsimile No. 917-849-5454).

6. This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to conflict of laws principles.

IN WITNESS WHEREOF, each of the parties hereto has caused this Lender Joinder Agreement to be executed by a duly authorized officer as of the date first above written.

NEW LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as New Lender

	By:	/s/ David Christiansen
Name: David Christiansen
Title: Director

	By:	/s/ John T. Bosco
Name: John T. Bosco
Title: Vice President

BORROWERS:	SABRA HEALTH CARE LIMITED PARTNERSHIP, a Delaware limited partnership

		By:	SABRA HEALTH CARE REIT, INC.,
Its General Partner

		By:	/s/ Harold W. Andrews, Jr.
Name:
Title:

SABRA IDAHO, LLC
SABRA CALIFORNIA II, LLC
SUNSET POINT NURSING CENTER LLC
SABRA NEW MEXICO, LLC
SABRA OHIO, LLC
SABRA KENTUCKY, LLC
SABRA NC, LLC
CONNECTICUT HOLDINGS I LLC
SABRA CONNECTICUT II, LLC
WEST BAY NURSING CENTER LLC
SABRA HEALTH CARE DELAWARE, LLC

	By:	/s/ Harold W. Andrews, Jr.
Name:
Title:

SABRA TEXAS PROPERTIES, L.P., a Texas limited partnership

	By:	SABRA TEXAS GP, LLC, its General Partner

	By:	/s/ Harold W. Andrews, Jr.
Name:
Title:

Lender Joinder Agreement - CACIB

Accepted and Agreed:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Amie L. Edwards
Name:	Amie L. Edwards
Title:	Director

Lender Joinder Agreement - CACIB

Schedule 2.01

LENDERS AND COMMITMENTS

Lender	Revolving Committed Amount	Revolving Commitment Percentage

Bank of America, N.A.	$40,000,000.00	17.391304348%
Barclays Bank PLC	$30,000,000.00	13.043478261%
Citibank, N.A.	$30,000,000.00	13.043478261%
Credit Agricole Corporate and Investment Bank	$30,000,000.00	13.043478261%
Wells Fargo Bank, National Association	$30,000,000.00	13.043478261%
RBS Citizens, National Association dba Charter One	$25,000,000.00	10.869565217%
Royal Bank of Canada	$25,000,000.00	10.869565217%
Torrey Pines Bank	$15,000,000.00	6.521739130%
Jefferies Group Inc.	$5,000,000.00	2.173913044%

Total:	$230,000,000.00	100.000000000%